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                                                                     EXHIBIT 5.2


                            [LETTERHEAD OF ZENECA]

Your ref     Our ref            Direct line       Tel ext.     Date
             SFG(GM)/TR/1931    071 304 5103      5103         March 13, 1995


Dear Sirs:

Reference is made to the Registration Statement on Form F-4 (the "Registration Statement"), filed with the United States Securities and Exchange Commission by ZENECA Group PLC, an English Company ("ZENECA"), for the purpose of registering under the United States Securities Act of 1993, as amended (the "Act"), ZENECA's contingent put obligations described below (the "Contingent Obligations"). The Contingent Obligations arise pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of December 22, 1994 among Salick Health Care, Inc., Zeneca Limited and Atkemix Thirty-nine Inc. and the Assignment Agreement dated January 26, 1995 between Zeneca Limited and ZENECA.

As solicitor of ZENECA, I have considered such questions of English law and have examined such documents as I have deemed necessary or appropriate for the purpose of this opinion.

Based on the foregoing, and assuming for the purposes of this opinion all necessary compliance with the Act and all other applicable laws of the United States of America and the several States thereof, it is my opinion that:

1. ZENECA was duly incorporated on 17 June 1992 and at the date hereof continues as a duly incorporated company under the laws of England.

2. At the Effective Time (as defined in the Merger Agreement) the Contingent Obligations will constitute valid and binding obligations of ZENECA.

                                                                      Cont'd/...
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I express no opinion with respect to the laws of any jurisdiction other than
England. Insofar as this opinion relates to matters of the federal laws of the United States or the State of New York, I have relied upon the opinion of Davis Polk & Wardwell, United States Counsel for ZENECA, of even date herewith and addressed to you. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to the references to me under the caption "Legal Matters" contained in the Registration Statement.

Yours faithfully

/s/ G.H.R. MUSKER

G.H.R. Musker
Secretary & Solicitor